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                                 CERTIFICATE OF
                                CORESTAFF, INC.
                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE


        CORESTAFF, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on August 11, 1997:

                (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $6,970 in connection with its Registration Statement pursuant to Rule 462(b) filed on August 11, 1997;

               (ii)     The Registrant will not revoke such instructions;

              (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.

        The Registrant hereby undertakes to confirm on August 12, 1997 that its bank has received such instructions.

                                CORESTAFF, INC.



                                By: /s/ EDWARD L. PIERCE
                                    -----------------------------------------
                                    Edward L. Pierce
                                    Senior Vice President
                                    and Chief Financial Officer